                     SCHEDULE 14A INFORMATION
             Proxy Statement Pursuant to Section 14(a)
                              of the
                 Securities Exchange Act of 1934
                       (Amendment No. ____)

Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement        [  ] Confidential, for Use of the
                                             Commission Only (as
                                             permitted by Rule 14a-
                                             6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Sec. 240.14a-11(c) or Sec. 240.14a-12

                            WICOR, Inc.
          -----------------------------------------------
         (Name of Registrant as Specified in its Charter)

-----------------------------------------------------------------------
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11

     1)  Title of each class of securities to which transaction applies:

     2)  Aggregate number of securities to which transaction applies:

     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

     4)  Proposed maximum aggregate value of transaction:

     5)  Total fee paid:

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     1)  Amount Previously Paid:
     2)  Form, Schedule or Registration Statement No.:
     3)  Filing Party:
     4)  Date Filed:

                                     WICOR
                          626 East Wisconsin Avenue
                                 P.O. Box 334
                             Milwaukee, WI  53201

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
To Be Held April 22, 1999





To the Shareholders of
WICOR, Inc.:

	NOTICE IS HEREBY GIVEN THAT the Annual Meeting of Shareholders of WICOR, Inc. will be held Thursday, April 22, 1999, at 2:00 P.M. (local time), at the Italian Community Center, 631 East Chicago Street, Milwaukee, Wisconsin, for the following purposes:

1.	To elect two directors to hold office until the 2002 Annual Meeting of Shareholders and until their successors are duly elected and qualified.

2.	To consider and act upon any other business which may be properly brought before the Annual Meeting or any adjournment or postponement thereof.

	The close of business Monday, February 22, 1999, has been fixed as the record date for the determination of shareholders entitled to receive notice of, and to vote at, the Annual Meeting and any adjournment or postponement thereof.

	A proxy and Proxy Statement are enclosed herewith.

                      By Order of the Board of Directors



                      Robert A. Nuernberg
                      Secretary

March 15, 1999

	YOUR VOTE IS IMPORTANT.  TO ASSURE YOUR REPRESENTATION AT THE MEETING, PLEASE
DATE THE ENCLOSED PROXY, WHICH IS SOLICITED BY THE BOARD OF DIRECTORS, SIGN
EXACTLY AS YOUR NAME APPEARS, AND RETURN IMMEDIATELY.

                                         WICOR
                               626 East Wisconsin Avenue
                                     P.O. Box 334
                               Milwaukee, Wisconsin 53201



                                    PROXY STATEMENT
                                           FOR
                              ANNUAL MEETING OF SHAREHOLDERS
                                To Be Held April 22, 1999


	This Proxy Statement is being furnished to shareholders by the Board of Directors of WICOR, Inc. (the "Company") beginning on or about March 15, 1999, in connection with a solicitation of proxies by the Board of Directors of the Company (the "Board") for use at the Annual Meeting of Shareholders (the "Annual Meeting") to be held on Thursday, April 22, 1999, at 2:00 P.M.(local time), at the Italian Community Center, 631 East Chicago Street, Milwaukee, Wisconsin, and at all adjournments or postponements thereof, for the purposes set forth in the attached Notice of Annual Meeting of Shareholders.

	Execution of a proxy given in response to this solicitation will not affect a shareholder's right to attend the Annual Meeting and to vote in person. Presence at the Annual Meeting of a shareholder who has signed a proxy does not in itself revoke a proxy. Any shareholder giving a proxy may revoke it at any time before it is exercised by giving notice thereof to the Company in writing or in open meeting. Unless so revoked, the shares represented by proxies received by the Board will be voted at the Annual Meeting and at any adjournment or postponement thereof. A properly executed proxy will be voted as directed therein by the shareholder.

	Only holders of record of the Company's Common Stock, $1 par value ("Common Stock"), at the close of business on February 22, 1999, are entitled to vote at the Annual Meeting and at any adjournment thereof. On that date, the Company had outstanding and entitled to vote 37,398,094 shares of Common Stock. The record holder of each outstanding share of Common Stock is entitled to one vote per share. Share and per share amounts set forth in this Proxy Statement, have been adjusted to reflect the 2-for-1 stock split that was effective May 29, 1998.

	The Company is a holding company. Its principal subsidiaries include Wisconsin Gas Company ("Wisconsin Gas"), WICOR Industries, Inc. ("WICOR Industries"), Sta-Rite Industries, Inc. ("Sta-Rite"), SHURflo Pump Manufacturing Co.("SHURflo"), Hypro Corporation ("Hypro"), WICOR Energy Services Company ("WICOR Energy") and FieldTech, Inc. ("FieldTech").


ITEM NO. 1:  ELECTION OF DIRECTORS

	Stuart W. Tisdale, retired chief executive officer of the Company and a director for 19 years, and William B. Winter, a director for 20 years, have reached mandatory retirement age and will be retiring coincident with the Annual Meeting. The Board extends its thanks to Messrs. Tisdale and Winter for the valuable contributions they have made to the Company throughout their tenures. The Board has determined not to replace the retiring directors at this time. Accordingly, the number of directors on the Board will be reduced to eight effective with the Annual Meeting. The Company's By-laws provide that the directors shall be divided into three classes, with staggered terms of three years each. At the Annual Meeting, shareholders will elect two directors to hold office until the 2002 Annual Meeting of Shareholders and until their successors are duly elected and qualified. Directors are elected by a plurality of the votes cast (assuming a quorum is present at the Annual Meeting). Consequently, shares not voted, whether due to abstentions or otherwise, have no impact on the election of directors. However, abstentions are counted in determining whether a quorum is present at the meeting.

	Unless shareholders otherwise specify, the shares represented by the proxies received will be voted "FOR" the indicated nominees for election as directors. The Board has no reason to believe that either of the listed nominees will be unable or unwilling to continue to serve as a director if elected. However, in the event that a nominee should be unable or for good cause unwilling to serve, the shares represented by proxies received will be voted for another nominee selected by the Board.

	The following sets forth information regarding the two nominees for election as directors and the six continuing directors. Except as otherwise noted, each such person has engaged in the principal occupation or employment and held the offices shown for at least the past five years.



=============================================================================
               NOMINEES FOR ELECTION TO THE BOARD OF DIRECTORS
                  For Three-Year Terms Expiring April, 2002
=============================================================================

JERE D. McGaffey                       Mr. McGaffey, 63, is a partner in the
Nominating (Chairman) and              law firm of Foley & Lardner.(1) He has
 Retirement Plans Investment           been in practice with that firm since
 Committees                            1961 and has been a partner since 1968.
Director since 1980.                   Mr. McGaffey is a director of Smith
                                       Investment Company.

(1) Foley & Lardner was retained in 1998 by the Company and its subsidiaries to provide legal services and has been similarly retained in 1999.

THOMAS F. SCHRADER                     Mr. Schrader, 49, is President and
Director since 1988.                   Chief Operating Officer of the Company
                                       and Vice Chairman of its subsidiaries.
                                       He was elected to those positions in
                                       1997 and 1998, respectively.
                                       Previously, he served as Vice President
                                       of the Company and President and Chief
                                       Executive Officer of Wisconsin Gas,
                                       WICOR Energy and FieldTech from 1988 to
                                       1997  Mr. Schrader is a director of
                                       Firstar Bank Milwaukee, N.A.

==============================================================================
              MEMBERS OF THE BOARD OF DIRECTORS CONTINUING IN OFFICE
                             Terms Expiring April, 2000
==============================================================================

WILLIE D. DAVIS                        Mr. Davis, 64, is President, Chief
Audit (Chairman) and                   Executive Officer and a director of All
 Compensation Committees               Pro Broadcasting, Inc., which owns and
Director since 1988.                   Operates radio stations in Los Angeles
                                       and Milwaukee.  Mr. Davis is a director
                                       of Alliance Bank, Bassett Furniture
                                       Industries Inc., The Dow Chemical Co.,
                                       Johnson Controls, Inc., Kmart Corp.,
                                       MGM Grand Inc., Metro-Goldwyn-Mayer,
                                       Inc., Rally's Hamburgers, Inc., Sara
                                       Lee Corporation and Strong Capital
                                       Management, Inc.

GUY A. OSBORNE                         Mr Osborne, 63, retire as Chairman of
Compensation (Chairman)                Foods Corporation, an international
 and Retirement Plans                  manufacturer and marketer of value-
 Investment Committees                 added food products, in 1997.  He is a
Director since 19878                   director of Fleming Companies, Inc.,
                                       and is a Trustee of The Northwestern
                                       Mutual Life Insurance Company.

==============================================================================
             MEMBERS OF THE BOARD OF DIRECTORS CONTINUING IN OFFICE
                           Terms Expiring April, 2001
==============================================================================
WENDELL F. BUECHE                      Mr. Bueche, 68, retired as Chairman of
Audit and Compensation                 IMC Global, Inc., a producer and
 Committees                            marketer of crop nutrients in 1998. He
Director since 1984                    served as Chairman of IMC from 1997 to
                                       1998, as Chairman and Chief Executive
                                       Officer from 1994 to 1997, and as
                                       President and Chief Executive Officer
                                       from 1993 to 1994. Mr. Bueche is a
                                       director of IMC Global, Marshall &
                                       Ilsley Corporation and M&I Marshall

DANIEL F McKEITHAN, JR.                Mr. McKeithan, 63, is President, Chief
Compensation and Retirement            Executive Officer and a director of
 Plans Investment (Chairman)           Tamarack Petroleum Company, Inc., an
 Committees                            operator of producing oil and gas
Director since 1989                    wells.  Since 1995, he has also been
                                       President and Chief Executive Officer
                                       of SeisTech Development, Inc., an oil
                                       and gas exploration and development
                                       company.  He is a director of Firstar
                                       Corporation and The Marcus Corporation,
                                       and is a trustee of The Northwestern
                                       Mutual Life Insurance Company.

GEORGE E. WARDEBERG                    Mr. Wardeberg, 63, is Chairman and
Nominating Committee                   Chief Executive Officer of the Company
Director since 1992                    and Chairman of its subsidiaries.  He
                                       was elected Chairman and Chief
                                       Executive Officer of the Company in
                                       1997. Previously, he was President and
                                       Chief Executive Officer of the Company
                                       from 1994 to 1997.  He has held his
                                       positions with Wisconsin Gas, Sta-Rite
                                       and SHURflo since 1994; with Hypro and
                                       WICOR Energy since 1995; and with
                                       FieldTech since 1996. He is a director
                                       of M&I Marshall & Ilsley Bank, M&I Data
                                       Services, and Twin Disc, Inc.

ESSIE M. WHITELAW                      Ms. Whitelaw, 50, is Vice President -
Nominating and Retirement              National Business Development and
 Plans Investment Committees           Government Employee Services of Blue
Director since 1992                    Cross & Blue Shield United of
                                       Wisconsin, a comprehensive health care
                                       insurer. She has held that position
                                       since 1997. Previously, she served as
                                       President and Chief Operating Officer
                                       of Blue Cross & Blue Shield United from
                                       1992 to 1997.  She is a director of
                                       Universal Foods Corporation.

THE BOARD RECOMMENDS A VOTE "FOR" ALL NOMINEES FOR ELECTION AS DIRECTORS, ITEM NO. 1. PROXIES SOLICITED BY THE BOARD OF DIRECTORS WILL BE SO VOTED UNLESS SHAREHOLDERS SPECIFY A DIFFERENT CHOICE.



                                   THE BOARD OF DIRECTORS

General
-------
	The Board held ten meetings in 1998. Each director attended at least 75% of the total of such meetings and meetings of any committees on which such director served. The Board maintains standing Audit, Nominating, Compensation, and Retirement Plans Investment Committees.

	The Audit Committee held two meetings in 1998. The committee's functions include recommending the selection of the independent auditors each year; consulting with the independent auditors regarding the scope and plan of audit, internal controls, fees, non-audit services (including the possible effect of such services on the independence of the auditors), the audit report and related matters; reviewing other accounting, internal audit and financial matters; investigating accounting, auditing or financial exceptions which may occur; and overseeing the corporate compliance programs of the Company and its subsidiaries.

	The Nominating Committee held two meetings in 1998. The committee's functions include recommending those persons to be nominated by the Board for election as directors of the Company at the next Annual Meeting of Share-holders and recommending the person to fill any unexpired term on the Board which may occur. The committee will consider nominees recommended by share-holders, but has no established procedures which must be followed to make recommendations.

	The Compensation Committee held three meetings in 1998. The committee's functions include reviewing and recommending adjustments to the salaries of the officers of the Company and the presidents of its subsidiaries; administering the 1992 Director Stock Option Plan, the Director Deferred Stock Plan, the 1994 Long-Term Performance Plan and the other incentive compensation plans of the Company and its subsidiaries; and reviewing and recommending director compensation.

	The Retirement Plans Investment Committee held two meetings in 1998. The committee's functions include generally overseeing the management of Company and subsidiary retirement and other employee benefit and welfare plans. The committee determines investment policy, selects the trustees and investment managers, and monitors and evaluates the performance of the trustees and investment managers. The committee also recommends to the Board changes in plan design.


Compensation of Directors
-------------------------
	The Company's director compensation program is designed to provide compensation at a competitive level and tie a substantial portion of the directors' compensation to the performance of the Company's stock. Only non-employee directors receive compensation for service as directors.

	Cash Compensation. The Company pays its directors the following cash compensation: an annual retainer fee of $6,000, $600 for each Board meeting they attend and, effective February 1, 1999, $1,000 for each Board committee meeting they attend. Committee chairmen are paid an additional annual retainer fee of $1,000 and receive meeting fees for meetings with the Chief Executive Officer of the Company relating to committee business. Wisconsin Gas pays its non-employee directors an annual cash retainer fee of $4,000, and $600 for each Board meeting they attend. Presently, all directors of Wisconsin Gas are also directors of the Company. Any fees payable to directors in cash may, at the option of each individual director, be deferred for future payment as discussed below.

	Deferred Compensation. The Company and Wisconsin Gas have identical deferred stock plans for directors. Under the deferred stock plans, each director receives on January 1 of each year, 1,114 deferred stock units (668 from the Company and 446 from Wisconsin Gas). Each stock unit has an economic value equivalent to a share of Common Stock. As of December 31, 1998, these deferred stock units had a value of $24,299 based on the price of a share of Common Stock on that date ($21.825). Each deferred stock unit is credited with an amount equal to the dividend paid on a share of Common Stock if and when such dividends are declared and paid. Such dividend-equivalent amounts will be converted into deferred stock units based on the per-share price on the dividend payment date. When a director retires, leaves the Board or dies, the director's account balance will be paid out in shares of Common Stock. The Company (for itself and on behalf of Wisconsin Gas) intends to purchase Common Stock on the open market from time to time in its discretion to accumulate shares of Common Stock to be used for settlement of deferred stock balances. However, neither the Company nor Wisconsin Gas intends to fund its future payment obligations under its deferred stock plan.

	The Company and Wisconsin Gas each maintain a deferred compensation plan for directors which entitles a director to defer directors' fees otherwise payable in cash for payment when the director ceases to be a director. Fees may be deferred for settlement in cash or shares of Common Stock, at the election of the director. Amounts deferred for settlement in cash accrue interest at the prevailing announced prime interest rate of a major commercial bank. Amounts deferred for settlement in Common Stock are converted into deferred stock units based on the per-share price on the date of deferral.
Each deferred stock unit will be credited with an amount equal to the dividend paid on a share of Common Stock if and when such dividends are declared and paid. Each director may elect to receive payment of the director's deferred account balance in a lump sum or in equal installments over ten years.

	All amounts deferred are unsecured. The Company has entered into an executive trust agreement with Marshall & Ilsley Trust Company to provide a means of segregating assets for the payment of director deferred compensation, subject to the claims of the Company's creditors. Such trust is only nominally funded until the occurrence of a potential change of control.

	Stock Options. Directors participate in the 1992 Director Stock Option Plan, pursuant to which options to purchase 4,000 shares of Common Stock are automatically granted annually on the fourth Tuesday in February to each non-employee director. The exercise price per share for options granted under the 1992 Director Stock Option Plan is equal to the fair market value of a share of Common Stock on the date of grant. On February 25, 1998, Messrs. Bueche, Davis, McGaffey, McKeithan, Osborn, Tisdale and Winter and Ms. Whitelaw each received an option to purchase 4,000 shares of Common Stock at a per-share exercise price of $23.55. Options granted under the 1992 Director Stock
Option Plan are immediately exercisable and have a ten-year term; provided, however, that no option may be exercised after 24 months have elapsed from the date the optionee ceased being a director. On February 23, 1999, an option to purchase an additional 4,000 shares of Common Stock was granted to each director at a per-share exercise price of $19.94.

                         SECURITY OWNERSHIP OF MANAGEMENT

	The following tabulation sets forth the number of shares of Common Stock beneficially owned, as of February 28, 1999, by each director and nominee, each executive officer named in the Summary Compensation Table, and all directors and executive officers as a group. The tabulation also reflects the number of deferred stock units held by each such person.

                          Amount and Nature
	Name of                  of Beneficial     Percent of   Deferred Stock
Beneficial Owner         Ownership (1) (2) (3)  Class (4)     Units (5)
----------------------   ---------------------  ---------  ---------------
Wendell F. Bueche             32,140               -            13,550
Willie D. Davis               29,097               -             9,301
James C. Donnelly            199,636               -                 -
Bronson J. Haase              63,333               -                 -
Jere D. McGaffey              34,597               -            10,255
Daniel F. McKeithan, Jr.      30,000               -             9,241
Guy A. Osborn                 32,000               -            10,777
Thomas F. Schrader           319,385               -                 -
Stuart W. Tisdale            184,162 (6) (7)       -             9,867
George E. Wardeberg          287,800 (8)           -                 -
Joseph P. Wenzler            309,770 (9)           -                 -
Essie M. Whitelaw             28,000               -             4,052
William B. Winter             33,176 (10) (11)     -            14,130

All directors and
  executive officers as
  a group (16 persons)     1,751,152             4.7%           81,173


(1) Except as otherwise noted in the footnotes to the table, each beneficial owner exercises sole voting and investment power with respect to the shares shown as owned beneficially.

(2) Includes the following numbers of shares covered under options exercisable as of or within 60 days of February 28, 1999: Mr. Donnelly, 168,967; Mr. Haase, 63,333; Mr. Schrader, 210,983; Mr. Wardeberg, 193,333; Mr. Wenzler, 184,633; Messrs. Bueche, Davis, McGaffey, McKeithan, Osborn and Winter and Ms. Whitelaw, 28,000 each; Mr. Tisdale, 24,000; and all directors and executive officers as a group, 1,118,699.

(3) Includes the following numbers of shares of restricted stock over which the holders have sole voting but no investment power: Mr. Donnelly, 6,000; Mr. Schrader, 8,000; Mr. Wardeberg, 14,400; and Mr. Wenzler, 6,000; and all directors and executive officers as a group, 37,800. The restricted stock vests three years after grant if the Company's total return to shareholders for the three-year period exceeds a pre-established goal. However, reflecting the fact that Mr. Wardeberg is approaching retirement, he will receive a percentage of the shares granted in 1998 and 1999 that otherwise would vest at the end of the three-year period equal to 1/36 for each month he remains employed beginning January 1, 1998 and 1999, respectively. Any restricted shares from the 1998 and 1999 grants that are not vested at the time of his retirement will be forfeited.

(4) Where no percentage figure is set out in this column, the person owns less than 1% of the outstanding shares.

(5) Deferred stock units are issued under the deferred stock plans and the deferred compensation plan discussed under "Compensation of Directors - Deferred Compensation".

(6) Includes 9,704 shares owned by Mr. Tisdale's spouse.

(7) Mr. Tisdale will retire from the Board effective with the Annual Meeting.

(8) Includes 8,600 shares owned jointly by Mr. Wardeberg and his spouse.

(9)  Includes 1,052 shares owned by Mr. Wenzler's spouse.

(10) Includes 5,176 shares owned by Mr. Winter's spouse.

(11) Mr. Winter will retire from the Board effective with the Annual Meeting.



                             EXECUTIVE COMPENSATION

	The following tabulation is a three-year summary of the compensation awarded or paid to, or earned by, the persons who served as Company's chief executive officer during 1998 and each of the Company's four other most highly compensated executive officers whose total cash compensation exceeded $100,000 in 1998.

                                  SUMMARY COMPENSATION TABLE

                                                                             Long Term
                                          Annual Compensation           Compensation Awards
                                     ----------------------------    --------------------------
                                                                                     Securities
                                                                      Restricted     Underlying    All Other
Name and Principal                                                       Stock        Options/   Compensation
Position                             Year   Salary ($)   Bonus ($)   Awards ($)(1)    SARs (#)     ($) (2)
------------------------------       ----   ----------   ---------   -------------   ----------  ------------
George E. Wardeberg, Chairman        1998   $ 500,000    $136,232      $ 169,089      200,000     $ 21,600
  and Chief Executive Officer        1997   $ 440,833    $185,200                      40,000     $ 19,233
  of the Company and its sub-        1996   $ 393,750    $217,638      $ 264,500       40,000     $ 17,250
  sidiaries (3)(7)

Thomas F. Schrader, President        1998   $ 360,500    $ 81,852      $  93,939       60,000     $ 16,020
  and Chief Operating Officer        1997   $ 321,616    $144,700                      20,000     $ 14,465
  of the Company and Vice            1996   $ 290,650    $177,903      $ 132,250       20,000     $ 13,126
  Chairman of certain of its
  subsidiaries(4)

James C. Donnelly, Vice-Pres-        1998   $ 301,175    $155,852      $  70,454       40,000     $ 16,537
  ident of the Company  and          1997   $ 287,250    $ 78,000                      20,000     $ 14,775
  President and Chief Execu-         1996   $ 277,525    $ 59,218      $ 132,000       20,000     $ 12,735
  tive Officer of Sta-Rite

Joseph P. Wenzler, Senior            1998   $ 303,850    $ 62,092      $  70,454        7,500     $ 13,754
  Vice President and                 1997   $ 286,825    $ 96,400                       7,500     $ 13,073
  Chief Financial Officer            1996   $ 272,050    $120,296      $  99,188        7,500     $ 12,382
  of the Company and
  Wisconsin Gas; Secretary
  and Treasurer of SHURflo
  and Hypro; and Vice-President
  and Treasurer of WICOR
  Energy and FieldTech (5)(7)

Bronson J. Haase, Vice               1998   $ 278,750    $ 41,813                      40,000     $  7,797
  President of the Company and       1997           -           -                     200,000            -
  President and Chief Executive      1996           -           -                           -            -
  of Wisconsin Gas, WICOR
  Energy and FieldTech (6)

(1) The amounts in the table reflect the market value on the date of grant of restricted stock awarded under the 1994 Long-Term Performance Plan. The number of shares of restricted stock held by the executive officers named in the table and the market value of such shares as of December 31, 1998, were as follows: Mr. Wardeberg, 23,200 shares, $506,050; Mr. Schrader, 12,000, $261,750; Mr. Donnelly, 11,000 shares, $239,938; and Mr. Wenzler,
    9,000 shares, $196,313. The restricted stock vests three years after issuance provided the Company's three-year total return to shareholders exceeds a pre-established goal. However, reflecting the fact that Mr. Wardeberg is approaching retirement, he will receive a percentage of the shares that otherwise would vest at the end of the three-year period equal to 1/36 for each month he remains employed beginning January 1, 1998. Any restricted shares from the 1998 grant that are not vested at the time of his retirement will be forfeited. Holders of shares of restricted stock are entitled to receive dividends on such shares. The numbers of shares of restricted stock held by the named officers on February 28, 1999, are set out in footnote 3 to the Security Ownership of Management and Certain Beneficial Owners table.

(2) The amounts shown in this column for 1998 are comprised of the following items: Company contributions to 401(k) and supplemental savings plans:
    Mr. Wardeberg, $21,600; Mr. Schrader, $16,020; Mr. Donnelly, $15,100; Mr. Wenzler, $13,754; and Mr. Haase, $7,797. Above-market earnings on deferred compensation: Mr. Donnelly, $1,437.

(3) On July 22, 1997, Mr. Wardeberg was elected Chairman and Chief Executive Officer of the Company. He previously served as President and Chief Executive Officer. He continues as Chairman of the Company's subsidiaries.

(4) On July 22, 1997, Mr. Schrader was elected President and Chief Operating Officer of the Company. He previously served as Vice President. On December 16, 1997, Mr. Schrader was elected Vice Chairman of Wisconsin Gas, WICOR Energy and FieldTech. He previously served as President and Chief Executive Officer of those subsidiaries. On April 23, 1998, Mr. Schrader was elected Vice Chairman of Sta-Rite, SHURflo and Hypro.

(5) On May 1, 1998, Mr. Wenzler was elected Senior Vice President and Chief Financial Officer of the Company and Wisconsin Gas. He previously served as Senior Vice President, Treasurer and Chief Financial Officer of the Company and Vice President, Treasurer and Chief Financial Officer of Wisconsin Gas. He continues in his positions with the Company's other subsidiaries.

(6) On December 31, 1997, Mr. Haase was elected Vice President of the Company and President and Chief Executive Officer of Wisconsin Gas, WICOR Energy and FieldTech. He previously served as President and Chief Executive Officer of Ameritech Wisconsin (formerly Wisconsin Bell) from June 1993 to December 1997.

(7) These executive officers were elected to their positions with SHURflo in 1993, Hypro and WICOR Energy in 1995, and FieldTech in 1996.

                           Stock Option Information
                           ------------------------
The Company has in effect benefit plans pursuant to which options to purchase Common Stock may be granted to key employees (including executive officers) of the Company and its subsidiaries. The following tabulation sets forth information regarding grants of options made by the Company in 1998 to the executive officers named in the Summary Compensation Table. No SARs were awarded in 1998.

                          OPTION/SAR GRANTS IN 1998 FISCAL YEAR

                                Individual Grants
---------------------------------------------------------------------------------
                     Number of Sec.   Percent of Total                               Grant
                       Underlying     Options Granted  Exercise or                    Date
                      Options/SARs      to Employees       Base        Expiration   Present
Name                 Granted (#) (1)   in Fiscal Year  Price ($/sh.)      Date     Value (2)
-------------------  ---------------  ----------------  -------------  ----------  ---------
George E. Wardeberg       200,000          27.5           $ 23.625      2/17/08    $718,000

Thomas F. Schrader         60,000           8.3           $ 23.625      2/17/08    $215,400

James C. Donnelly          40,000           5.5           $ 23.625      2/17/08    $143,600

Joseph P. Wenzler          40,000           5.5           $ 23.625      2/17/08    $143,600

Bronson J. Haase           40,000           5.5           $ 23.625      2/17/08    $143,600


(1) The options reflected in the table (which are nonstatutory stock options for purposes of the Internal Revenue Code) were granted on February 17, 1998 and vest one-third each year beginning February 17, 1999. However, reflecting the fact that Mr. Wardeberg is approaching retirement, his award vests one-third on February 17, 1999, one-third on February 17, 2000, and one-third on the earlier of February 17, 2001 or his retirement.

(2) Amounts in this column were calculated using the Black-Scholes option pricing model. The model assumes: (a) an option term of 10 years and an average life of 5.64 years; (b) a risk-free interest rate of 5.29%; (c) volatility (variance of rate of return) of 15.10%; and (d) a dividend yield of 3.6%. The actual value, if any, that an optionee may realize upon exercise will depend upon the excess of the price of the Common Stock over the option exercise price on the date that the option is exercised. There is no assurance that the value received by the optionee will be at or near the value estimated by the Black-Scholes model.

    The following tabulation sets forth information regarding the exercise of stock options during 1998 and the unexercised options held at December 31, 1998, by each of the executive officers named in the Summary Compensation Table.


                      AGGREGATED OPTION/SAR EXERCISES IN 1998 FISCAL YEAR,
    	                           AND FY-END OPTION/SAR VALUES

                                                   Numbers of
                                              Securities Underlying     Value of Unexercised
                                               Unexercised Options/     In-the-Money Options/
                       Shares                   SARs at FY-End (#)        SARs at FY-End ($)
                    Acquired on    Value    ------------------------- -------------------------
Name                Exercise(#) Realized($) Exercisable Unexercisable Exercisable Unexercisable
------------------- ----------- ----------- ----------- ------------- ----------- -------------
George E. Wardeberg    9,000    $  96,268    100,000      240,000     $  623,541   $  183,322

Thomas F. Schrader     9,200    $ 107,525    197,649       80,001     $1,868,919   $   91,669

James C. Donnelly          0    $       0    160,299       60,001     $1,473,935   $   91,669

Joseph P. Wenzler      9,200    $ 102,063    181,300       55,000     $1,762,234   $   68,750

Bronson J. Haase           0    $       0     50,000      190,000     $        0   $         0

Pension and Retirement Plans
----------------------------
	The Company and its subsidiaries maintain pension and retirement plans in which the executive officers and other employees participate. The Company and its subsidiaries also maintain supplemental retirement plans for officers and certain other employees to reflect certain compensation that is excluded under the retirement plans and to provide benefits that otherwise would have been accrued or payable except for the limitations imposed by the Internal Revenue Code.

	Effective January 1, 1998, the basic pension plan was amended to restate the benefit accrual using a "cash balance" formula. Under a cash balance pension plan, a participant's benefit is based on an annual accrual of a percentage of current year's compensation, with such annual accruals being combined and adjusted by an earnings factor. The actual pension benefit is then determined by converting such lump sum balance into an equivalent annuity value.

	The Company's cash balance formula provides an annual accrual of 6% of salary and bonus, with a guaranteed earnings rate of 4%. In its discretion, the Company may amend the plan from year to year to grant a higher earnings rate for the applicable year. In order to recognize the pre-1998 service and compensation of participants as of January 1, 1998, the plan grants each such participant a special transition credit. In addition, in order to protect such existing participants, the revised pension plan guarantees that for employment through December 31, 2007, the benefit accrual will not be less under the new cash balance formula than under the pre-1998 final average earnings formula.

	The plan's actuaries project that for most long-service employees the revised cash balance formula will provide substantially equivalent benefits commencing at age 65 as under the pre-1998 "final average earnings" formula. The plan's actuaries have projected the ultimate benefits for the named executive officers. Such projection is subject to the applicable earnings rate that is applied from time to time to the cash balance account and to future interest rates. Because of the ten-year guarantee until the end of 2007, the actuaries project that the pre-1998 final average earnings formula will provide the better benefit for Messrs. Wardeberg, Wenzler and Donnelly and the revised cash balance formula will provide the better benefit for Messrs. Schrader and Haase.

	The following tabulation sets forth estimated annual retirement benefits payable under the pension plans, as supplemented, for Messrs. Wardeberg, Wenzler and Donnelly. It is based on the final average earnings formula for the indicated levels of final average earnings with various periods of credited service. Benefits reflected in the table are based on a straight life annuity and an assumed age of 65. The election of other available payment options would change the retirement benefits shown in the table. The plan does not provide for reduction of retirement benefits to offset Social Security or any other retirement benefits.

                              PENSION PLAN TABLE

                                      Years of Service
               --------------------------------------------------------------
Remuneration       10           15           20           25           30
------------   ----------   ----------   ----------   ----------   ----------

$ 400,000      $  78,484    $ 117,726    $ 156,968    $ 179,684    $ 185,684

$ 500,000      $  98,384    $ 147,426    $ 196,568    $ 224,984    $ 232,484

$ 600,000      $ 118,084    $ 177,126    $ 236,168    $ 270,284    $ 279,284


	For Messrs. Schrader and Haase, using a 4% earnings assumption for the cash balance formula and assuming continuation of compensation as defined in the plan at the level paid in 1998, the actuaries project estimated annual benefits under the pension plan, as supplemented, payable upon retirement at normal retirement age of 65 of $240,534 and $21,896, respectively.

	The compensation covered by the pension plan, as supplemented, for the named executive officers includes all compensation reported for each individual as salary and bonus in the Summary Compensation Table. Messrs.
Wardeberg, Schrader, Donnelly, Wenzler and Haase have 9, 20, 11, 24 and 1 years, respectively, of credited service under the pension plan. Pursuant to a supplemental retirement plan, Mr. Schrader will receive a supplemental retirement benefit of $25,000 per year for 15 years beginning at age 65, payable in monthly installments.

	A retired executive officer (other than Mr. Haase)who is married at the time of retirement and selects one of the available joint and surviving spouse annuity payment options will also receive the difference between the monthly benefits payable under the single life annuity payment option and the 50% joint and surviving spouse annuity payment option for the lives of the retired officer and spouse. Upon the death of the retired officer, the surviving spouse will receive 50% of the supplemental benefit for life.

		The Company has entered into an executive trust agreement with Marshall
& Ilsley Trust Company to provide a means of segregating assets for the payment of these benefits (as well as benefits under the Company's supplemental retirement plans), subject to the claims of the Company's creditors. Such trust is only nominally funded until the occurrence of a potential change of control.

Agreements With Certain Executive Officers
------------------------------------------
	The Company has agreements with Messrs. Wardeberg, Schrader, Donnelly, Wenzler and Haase that provide that each such executive officer is entitled to benefits if, following a change of control (as such term is defined in the agreements), the officer's employment is ended through (i) termination by the Company, other than by reason of death or disability or for cause (as defined in the agreements), or (ii) termination by the officer following the first anniversary of the change in control or due to a breach of the agreement by the Company or a significant change in the officer's responsibilities. In general, the benefits provided are: (i) a cash termination payment of up to three times the sum of the executive officer's annual salary and his highest annual bonus during the three years before the termination, (ii) supplemental pension benefits,(iii) continuation of equivalent hospital, medical, dental, accident, disability and life insurance coverage as in effect at the time of termination, and (iv) outplacement services. The agreements also provide the foregoing benefits in connection with certain terminations that are effected in anticipation of a change of control. Each agreement provides that if any portion of the benefits under the agreement or under any other agreement for the officer would constitute an "excess parachute payment" for purposes of the Internal Revenue Code, benefits will be reduced so that the officer will be entitled to receive $1 less than the maximum amount which he could receive without becoming subject to the 20% excise tax imposed by the Code, or which the Company may pay without loss of deduction under the Code.

          BOARD COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION
          -------------------------------------------------------------
	The Company's executive compensation program is administered by the Compensation Committee of the Board. The Compensation Committee is comprised of four independent, non-employee directors. Following Compensation Committee review and approval, matters relating to executive compensation (other than the grant of stock options and restricted stock) are submitted to the full Board for approval. The Compensation Committee utilizes an independent compensation consultant. The consultant provides advice to the Committee on compensation-related issues, including incentive plan design and competitive compensation data for officer positions.

Compensation Policies
---------------------
	Policies are used to set a general direction and as a backdrop against which specific compensation decisions are made.

  >> Design of executive pay programs is intended to attract and retain top talent, motivate and reward performance.

  >> Differences in pay practices and performance measures between the Company's primary lines of business are recognized.

  >> Compensation opportunities, by component and in the aggregate, are targeted at the median (50th percentile) of competitive practice. Actual compensation earned by an executive may exceed the market median for above average performance and be less than median for performance that is below expectation.

  >> Achievement of incentive compensation levels is dependent on attainment of performance goals as agreed to by the Board annually. These goals relate to the achievement of the Company's operating and financial plan, individual objectives and milestones in the Company's longer-term strategic plan.

  >> In business units where an all-employee bonus or profit-sharing program exists, a portion of each executive's incentive compensation is determined on the same criteria.

  >> The focus on enhancement of shareholder value is accomplished by tying a significant portion of total pay to performance of the Company's stock.

	In assessing executive performance and pay, the members of the Compensation Committee consider and weigh in their judgment factors outside the formal incentive plans. These factors include operational and financial measures not specifically incorporated in the incentive plans, and actual performance in dealing with unanticipated business conditions during the year. The Compensation Committee believes such factors should be considered in addition to the more formalized factors to assess and reward executive performance properly.

	Base salary midpoints, annual incentive targets and long-term incentive grants are set based on a competitive analysis conducted by the independent compensation consultant. As indicated above, compensation opportunities, by component and in the aggregate, are set at or near the 50th percentile of competitive practice for comparably sized organizations. Rates for the gas utility positions are set using survey sources from the utility industry.
There is substantial overlap between the companies in these surveys and the companies used in the peer company index in the Performance Graph. Rates for the nonutility positions are set using survey sources from general industry; there is no overlap with the Performance Graph peer companies here.

                      Components of Compensation
                      --------------------------
	Base salary. The Compensation Committee targets salary range midpoints as indicated above. Individual salaries range above and below the midpoint based upon an individual's past and current performance, and expectations for future performance. The factors considered in this review are job specific and vary depending on the individual's position. There is no specific weighting given to these factors.

	Annual incentive plan. The Company's annual incentive compensation plan tailors each officer's incentive potential to that officer's Company and subsidiary responsibilities. The plan sets incentive targets ranging from 20% to 60% of base salary. The plan is designed to compensate the officers primarily on a formula basis. For the Chief Executive Officer, Chief
Operating Officer and the Chief Financial Officer, the formula bases 75% of the targeted award on the Company's return on capital and 25% on individual performance objectives. The return on capital calculation is further modified by performance against earnings per share growth. For Company Vice
Presidents, who are also the subsidiary presidents, the formula bases 75% of the targeted award on the subsidiary's return on capital and 25% on individual performance objectives. The return on capital calculation is further modified by performance against sales growth for Sta-Rite and by performance against rate comparison, customer service, safety and cost effectiveness criteria for Wisconsin Gas. Individual performance objectives vary among the officers, but may include such things as cost management, product development, sales growth, personnel management and development, and management of specific projects.
The Compensation Committee exercises its judgment on a case-by-case basis in determining the weight to be accorded any individual performance objective.

	Long-term incentive plan. The Company's long-term incentive compensation plan provides for annual awards of stock options and performance-based restricted stock. The plan splits an officer's long-term incentive opportunity approximately 75% and 25% (based on value) between stock options and performance-based restricted stock, respectively. The independent compensation consultant provides the Compensation Committee with a long-term incentive grant schedule that approximates a market median grant opportunity. The Compensation Committee reserves the right to adjust this schedule upward or downward based on Company performance and individual circumstances; however, it is the Compensation Committee's intention that in most cases grants will be provided at targeted levels.

	Stock options may be incentive stock options or nonstatutory options which have a term of not more than ten years and have a per share exercise price equal to the fair market value of a share of Common Stock on the date of grant. The Compensation Committee determines the manner and conditions under which the options become exercisable. The number of options granted is based on the participant's office or position, with an equal number of shares generally being granted to individuals holding the same or similar positions, such as vice president of an operating subsidiary. Performance-based restricted stock will vest three years from the year of grant provided the Company's three-year total return to shareholders equals or exceeds pre-established goals relative to the Performance Graph peer group.

                         Compensation of Officers
                         ------------------------
	The Compensation Committee sets base salaries of officers within the established ranges. The Compensation Committee considers specified financial measures tailored to the Company and each subsidiary, each officer's contribution to achieving corporate goals, and such officer's achievement of personal performance objectives. Examples of financial measures are net income earned relative to budget, return on capital, return on total assets, return on sales, and rate of return earned versus allowed. The Compensation Committee weighs the financial measures differently for each officer, in recognition that the Company's principal subsidiaries operate in different industries with different compensation practices and that the officers' responsibilities differ. For example, the rate of return earned versus that nominally allowed by state regulatory authorities having jurisdiction over the gas utility subsidiary is applicable only to officers of the utility company, whereas return on total assets and return on sales are applicable primarily to officers of the manufacturing subsidiaries. Examples of personal performance objectives considered by the Compensation Committee are set out above in the discussion of the Annual Incentive Plan. The Compensation Committee exercises its judgment in determining the relative weight to be accorded each personal objective.

	As stated above, each officer's annual incentive award, if any, is based on a formula, although the Compensation Committee exercises its judgment in determining the weight to be accorded the achievement of personal objectives.
 Long-term incentive awards (stock options and restricted stock) are also formula-based, with individual awards being set relative to the officer's position. The specific number of stock options awarded is based on the number of options to be awarded to all key employees of the Company and its subsidiaries and the number of options previously granted and outstanding, as determined by the Compensation Committee. Options granted in 1998 were nonstatutory, have a term of ten years, and first become exercisable one-third each year on the first, second and third anniversary of the grant. Restricted stock grants were made in the targeted amounts.

                Compensation of the Chief Executive Officer
                -------------------------------------------
	The Compensation Committee increased the base salary of George E. Wardeberg, the Company's Chairman and Chief Executive Officer, by $40,000 or 8.5% effective April 1, 1998. The increase reflects his overall performance, as demonstrated by record earnings for the Company in 1997, an increase in earnings per share of 5% and a total return of 35%, along with his position in the salary range. The increase set Mr. Wardeberg's salary in the third quartile of the range targeted by the Compensation Committee.

	The Compensation Committee awarded Mr. Wardeberg 200,000 nonstatutory stock options in 1998. This award has special vesting terms as follows: one-third on February 17, 1999; one-third on February 17, 2000; and one-third on the earlier of February 17, 2001 or his retirement. The number of options awarded was two times the targeted number established in the long-term incentive compensation plan. This increase reflects Mr. Wardeberg's anticipated retirement in the next several years. As a result, Mr. Wardeberg will not receive an award of nonstatutory stock options in 1999.

	The Compensation Committee also awarded Mr. Wardeberg 7,200 shares of performance-based restricted stock. The number of shares awarded was at the targeted number established in the long-term incentive compensation plan, and the shares will vest pro rata (1/36 for each month of employment beginning January 1, 1998)should Mr. Wardeberg retire prior to December 31, 2000.

	The annual incentive award to Mr. Wardeberg for 1998 was $136,232 or 27.2% of his salary as compared to a target of 60% of salary. This award reflects Mr. Wardeberg's contributions to the Company during 1998. The less than targeted incentive award was caused by certain financial objectives which were not met. These included the Company's return on capital at 7.4%, less than targeted at 8.5% and earnings per share decreasing by 9%, less than the targeted growth of 10%. This was caused primarily by Wisconsin Gas' earnings declining by 23% due to weather that was 16% warmer than normal for the year.
 Despite the adverse impacts of the weather on utility earnings, manufacturing net earnings were up 19%, setting another record and partially offsetting the decline at the utility. The Company also outperformed its industry peers over the last five years as shown in the accompanying Total Return Comparison performance graph. In addition, Mr. Wardeberg accomplished many of his personal objectives in the areas of growth, preserving the Company's financial strength, and human resources which included a management succession plan.
The Compensation Committee exercised its judgment in determining the weight accorded to his accomplishment of these personal objectives.

                     Compliance with Tax Regulations
                     -------------------------------
	Under Section 162(m) of the Internal Revenue Code, the tax deduction by corporate taxpayers, such as the Company, is limited with respect to the compensation of certain executive officers unless such compensation is based upon performance objectives meeting certain regulatory criteria or is otherwise excluded from the limitation. The Compensation Committee currently intends to qualify compensation paid to the Company's executive officers for deductibility by the Company under Section 162(m) of the Code.

                          Guy A. Osborn, Chairman
                          Wendell F. Bueche
                          Willie D. Davis
                          Daniel F. McKeithan, Jr.

                          Members of the Compensation Committee

                          Performance Presentation
                          ------------------------

	The following graph compares the yearly percentage change in the Company's cumulative total shareholder return (dividends declared plus share appreciation) to the S&P 500 Stock Index and a peer group comprised of 30 U.S. natural gas distribution utilities. The peer group formerly was published as the PaineWebber Gas Distribution Utility Index. However, PaineWebber ceased publication of the index in 1998. The Company has obtained the performance information for the same peer group companies from an independent, but unpublished source. The peer group companies are: AGL Resources Inc., Atmos Energy Corp., Bay State Gas Co., Cascade Natural Gas Corp., Connecticut Energy Corp., Consolidated Natural Gas Co., CTG Resources, Inc., Energen Corp., Equitable Resources, Inc., Indiana Energy, Inc., KN Energy, Inc., KeySpan Energy Corp., Laclede Gas Co., MCN Energy Group Inc., National Fuel Gas Co., New Jersey Resources Corp., Nicor, Inc., Northwest Natural Gas Co., NUI Corp., ONEOK, Inc., Peoples Energy Corp., Piedmont Natural Gas Co., Inc., Providence Energy Corp., Public Service Company of North Carolina, Inc., Questar Corp., South Jersey Industries, Inc., UGI Corp., Washington Gas Light Co., WICOR, Inc., and Yankee Energy Systems, Inc. The information presented assumes that all dividends were reinvested. The returns of each company have been weighted based on such company's relative market capitalization.


                 [Performance graph will appear here.]

                      Total Return Comparison *
                Value of $100 Invested Year-End 1993

            1993      1994      1995      1996      1997      1998
          --------  --------  --------  --------  --------  --------
WICOR      $ 100     $  95     $ 114     $ 133     $ 180     $ 176
S&P        $ 100     $ 101     $ 139     $ 171     $ 228     $ 293
Industry   $ 100     $  86     $ 109     $ 130     $ 159     $ 144

*   Includes Reinvested Dividends

                         SHAREHOLDER PROPOSALS
                         ---------------------
Proposals which shareholders of the Company intend to present at the 2000 Annual Meeting of Shareholders and have included in the Company's proxy statement relating to such meeting pursuant to Rule 14a-8 must be received by the Company by the close of business on November 12, 1999. If the Company receives notice of a shareholder proposal that is submitted other than pursuant to Rule 14a-8 after January 29, 2000, the notice will be deemed untimely and the persons named in proxies solicited by the Board of Directors for the 2000 Annual Meeting may exercise discretionary voting power with respect to such shareholder proposal.

                               OTHER MATTERS
                               -------------
	Arthur Andersen LLP was retained as the Company's independent auditors for the year ended December 31, 1998 and, upon the recommendation of the Audit Committee, the Board has reappointed Arthur Andersen as independent public accountants for the Company for the year ending December 31, 1999. A representative of Arthur Andersen is expected to be present at the Annual Meeting with the opportunity to make a statement if such representative desires to do so, and it is expected that such representative will be available to respond to appropriate questions.

	The Company will file with the Securities and Exchange Commission on or before March 31, 1999, an annual report on Form 10-K for the fiscal year ended December 31, 1998. The Company will provide without charge a copy of this Form 10-K (including financial statements and financial statement schedules, but not including exhibits thereto) to each person who is a record or beneficial holder of shares of Common Stock as of the record date for the Annual Meeting and who submits a written request for it. A request for a Form 10-K should be addressed to Robert A. Nuernberg, Secretary, WICOR, Inc., P.O. Box 334, Milwaukee, Wisconsin 53201.

	Management does not intend to present to the Annual Meeting any matters other than the matters described in this Proxy Statement. Management knows of no other matters to be brought before the Annual Meeting. However, if any other matters are properly brought before the Annual Meeting, it is the inten-tion of the persons named in the enclosed form of proxy to vote thereon in accordance with their best judgment.

	The cost of soliciting proxies will be borne by the Company. The Company expects to solicit proxies primarily by mail. Proxies may also be solicited personally and by telephone by certain officers and regular employees of the Company and its subsidiaries. The Company may reimburse brokers and other nominees for their expenses in communicating with the persons for whom they hold Common Stock.

                                 By Order of the Board of Directors



                                    /s/   Robert A. Nuernberg
                                    -------------------------
                                          Secretary

March 15, 199

                            APPENDIX B
                               WICOR
                       VOTING AUTHORIZATION
                                                   [X] Please mark your
                                                      votes as this
----------------------------------------------------------------------------
        The Board of Directors recommends a vote FOR all nominees in Item 1
----------------------------------------------------------------------------
1.  Election of the following nominees as directors for three-year terms:
    Jere D. McGaffey and Thomas F. Schrader.

    FOR all nominees         WITHHOLD
    (except as marked        AUTHORITY
    to the contrary)     to vote for all nominees

         / /                    /  /

    (Instruction: To withhold authority to vote for any nominee write the name below)


    -------------------------------------------
    . . . . . . . . . . . . . . . . . . . . . .
    .                                         .
    .                                         .
    .                                         .
    .                                         .  This Voting Authoriza-
    .                                         .  tion is Solicited by the
    .                                         .  Board of Directors
    . . . . . . . . . . . . . . . . . . . . . .
Signature(s) _________________________________    Date ________________

NOTE: Please sign as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.
- - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - -

                                             FOLD AND DETACH HERE
March 15, 1999

Dear WICOR Employee Shareholder:

Enclosed is a notice of WICOR's annual shareholders meeting, coming up April 22, 1999, in Milwaukee. Also enclosed is a proxy statement, voting authorization card and WICOR 1998 annual report.

It's important that you fill out and return the authorization card as soon as possible. It entitles you, as an owner of WICOR common stock through our company's savings plans, to vote your interest at the annual meeting.

Filing out the card directs the Trustee of your shares held in the savings plan as of February 22, 1999, to vote them on your behalf. You must return your marked and signed card in order to have the Trustee vote your shares.

The WICOR Board of Directors urges you to exercise this right to vote. To make sure your vote counts, and to prevent the expense of WICOR sending further reminder notices, please mark and sign your voting authorization card now and return it to the Trustee in the enclosed envelope.

Thank you,

Sincerely,
George E. Wardeberg
Chairman and Chief Executive Officer

YOUR VOTE IS IMPORTANT. TO ASSURE YOUR REPRESENTATION AT THE WICOR SHAREHOLDERS ANNUAL MEETING, MARK YOUR VOTES ON THE ENCLOSED VOTING AUTHORIZATION CARD, DATE IT, SIGN IT EXACTLY AS YOUR NAME APPEARS AND RETURN IT TODAY IN THE ENCLOSED ENVELOPE.

         ---  (BACKSIDE OF VOTER AUTHORIZATION FORM)  ---

                              WICOR

                      VOTING AUTHORIZATION


The undersigned acknowledges receipt of the WICOR, Inc. Annual Report for 1998 and the proxy solicitation material relative to the Annual Meeting of Shareholders of WICOR, Inc. to be held April 22, 1999. As to my interest in the Common Stock of WICOR, Inc. held by Marshall and Ilsley Trust Company, the Trustee under the WICOR, Inc. Master Savings Trust, I hereby instruct the Trustee to vote as indicated on the reverse side.



The shares represented by this authorization will be voted as directed by the undersigned. If no direction is given when the duly executed authorization is returned, the Trustee cannot vote such shares.



THIS VOTING AUTHORIZATION IS SOLICITED BY THE BOARD OF DIRECTORS FOR USE AT THE ANNUAL MEETING OF SHAREHOLDERS OF WICOR, INC., APRIL 22, 1999.

                                    (continued on the reverse side)

                            APPENDIX II
                                                  /X/  Please mark your
                                                       votes as indicated
                               WICOR                   in this example
                               PROXY
------------------------------------------------------------------------
   The Board of Directors recommends a vote FOR all nominees in Item 1
------------------------------------------------------------------------
1. Election of the following nominees as directors for three-year terms:
   Jere D. McGaffey and Thomas F. Schrader

   FOR all nominees           WITHHOLD
   (except as marked          AUTHORITY
    to the contrary)   to vote for all nominees

         / /                     / /

    (Instruction: To withhold authority to vote for
     any nominee write the name below)
    -----------------------------------------------




                                               Please check this box
                                               if you plan to attend
                                               the annual meeting
                                                       [  ]
                                               This Proxy is Solicited
                                               by the Board of Directors

Signature(s) __________________________    Date __________________


NOTE: Please sign as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.
- - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - -

                       FOLD AND DETACH HERE
March 15, 1999

Dear WICOR Shareholder:

We're pleased to send you the enclosed 1998 annual report and proxy materials. I hope you'll find the annual report interesting and informative, and that you'll exercise your right to vote at the annual meeting by returning your proxy card promptly.

I'd also like to invite you to attend WICOR's Annual Meeting of Shareholders on Thursday, April 22, 1999. This year's meeting will be held at the Italian Community Center, 631 East Chicago Street, Milwaukee, Wisconsin, beginning at 2:00 p.m. (Central Time). A map with directions to the center is on the reverse side of this letter. Free parking is available in a lot on the south side of the building.

At the meeting, we will elect directors, discuss 1998 performance and talk about the future. As an investor in WICOR, you have a right and a responsibility to vote on issues affecting your company. Regardless of whether you plan to attend the annual meeting, please mark the appropriate boxes on the proxy form, and then date, sign and promptly return the form in the enclosed, postage-paid envelope. If you sign and return the proxy form without specifying your choices, your shares will be voted according to the recommendations of your board of directors.

If you plan to attend the annual meeting, please check the appropriate box on the proxy card. We welcome your comments and suggestions, and we will provide time during the meeting for questions from shareholders. I hope to see you on April 22.

Sincerely,

George E. Wardeberg
Chairman and Chief Executive Office

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                               WICOR

                     COMMON SHAREHOLDER PROXY

The undersigned hereby appoints George E. Wardeberg and Joseph P. Wenzler, and each of them, as proxy with the power of substitution (to act by a majority present or if only one acts then by that one) to vote for the undersigned as indicated on the reverse side and in their discretion on such other matters as may properly be considered at the Annual Meeting of Shareholders of WICOR, Inc. to be held Thursday, April 22, 1999, at 2:00 P.M., at the Italian Community Center, 631 E. Chicago Street, Milwaukee, Wisconsin, and at any adjournments thereof.

The shares represented by this proxy will be voted as directed by the shareholder. If no direction is given when the duly executed proxy is returned, such shares will be voted "FOR" all nominees in Item 1, and in the discretion of the proxies on any other items of business as may properly arise at the meeting.

Please mark, date and sign on the reverse side exactly as name appears and return in the enclosed postage-paid envelope. If shares are held jointly, each shareholder named should sign. If signing as attorney, administrator, executor, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by duly authorized officer.



THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS FOR USE AT THE ANNUAL MEETING OF SHAREHOLDERS OF WICOR, INC., APRIL 22, 1999.

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                       FOLD AND DETACH HERE



       Map of eastern downtown Milwaukee, Wisconsin, showing
      location of annual meeting and the routes to take within
         Milwaukee and from Chicago, Green Bay and Madison.














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